SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  July 31, 1997



                                 FFW CORPORATION
             (Exact name of Registrant as specified in its Charter)



        Delaware                        0 - 21170               35 - 1875502
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File No.)         (IRS Employer
of incorporation)                                         Identification Number)



                1205 N. Cass Street, Wabash, Indiana 46992 - 1027
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code: (219) 563 - 3185


                                       N/A
          (Former name or former address, if changed since last report)

Item 5.   Other Events

         On July 31, 1997, the Registrant issued the attached press release.

Item 7.   Financial Statements and Exhibits

         (a)     Exhibits

                  1.    Press release, dated July 31, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    FFW CORPORATION

Date:  August 22, 1997                          By: \s\ Nicholas M. George
                                                    ----------------------
                                                    Nicholas M. George
                                                    President and Chief
                                                    Executive Officer

                                                       Date: July 31, 1997

                                                    Contact: Nicholas M. George,
                                                             President
                                                             (219) 563-3185

PRESS RELEASE                                              FOR IMMEDIATE RELEASE



       FFW CORPORATION ANNOUNCES EARNINGS FOR THE YEAR ENDED JUNE 30, 1997

         Wabash, IN--FFW Corporation (NASDAQ: FFWC) holding company for First Federal Savings Bank of Wabash, Indiana, announced today operating results for the year ended June 30, 1997. Net income for the year ended June 30, 1997, was $1.3 million or $ 1.91 per share compared to $1.6 million or $ 2.13 per share for the quarter ended June 30, 1996. This equates to an decrease of 18.8% and 10.3%, respectively, in net income and primary earnings per share.

         Nicholas M. George, President of FFW Corporation, indicated that the earnings decrease was due to the $337,800 net of tax, one time SAIF assessment, and cost associated with the completed acquisition of a branch in South Whitley, Indiana. Mr. George pointed out that had the SAIF assessment not been paid income for the year would have been $1.7 million or $2.39 for primary earnings per share. This would equate to a 6.3% and 12.2% increase, respectively, in net income and primary earnings per share.

         Net income for the three months ended June 30, 1997 was $391,000 or $ .55 per share, compared to $430,000 or $ .60 per share for the three months ended June 30, 1996. Mr. George, attributed the reduced earnings to the increase in non-interest expense of $148,000. The increased expense is a result of the cost related to the purchase of deposit liabilities and certain assets associated with the branch in South Whitely, Indiana, and growing staff that now includes a commercial loan department. The acquisition of the South Whitley branch closed and was converted over to First Federal June 13, 1997. The acquisition increased our deposits by $17.1 million with $8.9 million being in checking and savings accounts.

         FFW Corporation's ended the year with total assets of $178.9 million an increase of $28.4 million from $150.5 million at June 30, 1997. Net loans receivable for year ended June 30, 1997 increased by $13.7 million to total of $114.2 million a 13.6% increase.

         First Federal Savings Bank operates full-service offices in Wabash, North Manchester, Syracuse, and now South Whitley that offer a variety of loan and deposit products. Investment services such as purchases of stocks, mutual funds and insurance products are offered through an affiliated company, FirstFed Financial Incorporated.

FFW
Corporation
July 31, 1997

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                             (Unaudited)
Selected Balance Sheet Data:                          6/30/97            6/30/96
                                                      -------            -------
                                                           (In Thousands)
Total Assets ...............................          $178,933          $150,467
Loans Receivable Net .......................           114,159           100,529
Loans Held for Sale ........................                 0               423
Securities Available for Sale ..............            42,847            40,566
Deposits ...................................           116,118            92,490
Borrowings .................................            44,800            41,800
Stockholders' Equity .......................            17,141            15,458
                                                                  (Unaudited)                         (Unaudited)
                                                               Twelve months Ended                Three Months Ended
                                                           --------------------------        ---------------------------
Selected Operating Data:                                    6/30/97          6/30/96          6/30/97           6/30/96
                                                           ---------        ---------        ---------         ---------
                                                                                   (In Thousands)
Total Interest Income ...............................      $   3,197        $   2,893        $  12,224         $  11,164
Total Interest Expense ..............................          1,886            1,732            7,246             6,799
                                                           ---------        ---------        ---------         ---------
  Net Interest Income ...............................      $   1,311        $   1,161        $   4,978         $   4,365
Provision for Loan Losses ...........................             50               47              120                95
                                                           ---------        ---------        ---------         ---------
  Net Interest Income After Provision for Loan Losses      $   1,261        $   1,114        $   4,858         $   4,270
Gain on Sales of Interest Earning Assets ............              9               19               46               146
Net Unrealized Losses on Loans Held for Sale ........              0               (1)               0                (1)
Other Non-Interest Income ...........................            190              134              628               483
Other Non-Interest Expenses .........................           (854)            (675)          (3,583)           (2,586)
                                                           ---------        ---------        ---------         ---------
  Income Before Income Taxes ........................      $     606        $     591        $   1,949         $   2,312
Income Tax Expense ..................................            215              161              605               726
                                                           ---------        ---------        ---------         ---------
  Net Income ........................................      $     391        $     430        $   1,344         $   1,586
                                                           =========        =========        =========         =========

 Earnings Per Common & Common Equivalent Shares
Primary .............................................      $     .55        $     .60        $    1.91**       $    2.13
Fully Diluted .......................................      $     .55        $     .60        $    1.90**       $    2.13
Dividend Paid Per Share .............................      $     .18        $     .15        $     .63         $     .51
Average Shares Outstanding ..........................        702,320          726,459          700,594           755,313

 Supplemental Data:
Interest Rate Spread ................................           2.71%            2.57%            2.69%             2.48%
Return on Average Assets*** .........................            .94%            1.16%             .85%             1.09%
Return on Average Equity*** .........................           9.47%           11.07%            8.42%             9.89%


 *   Reduced by SAIF assessment net of tax of $337,800
**   Earnings per Share reduced by SAIF assessment net of tax of  $.48
***  Annualized